CONSENT OF INDEPENDENT AUDITORS




The Shareholders and Board of Directors
The Hennessy Funds, Inc.



We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                             KPMG PEAT MARWICK LLP


Milwaukee, Wisconsin
October 28, 1997